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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 5, 1997 (July 18, 1997 with respect to the merger with Tyco Toys, Inc. and other subsequent events described in Note 11), which appears in the Current Report on Form 8-K dated July 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Los Angeles, California
August 19, 1997